CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the following with respect to Post-effective Amendment No. 13 to the Registration Statement (File No. 33-39170) on Form N-4 under the Securities Act of 1933 of Variable Account A of American International Life Assurance Company of New York.

      1. The inclusion of our report dated February 2, 2001 relating to our audits of the financial statements of American International Life Assurance Company of New York in the Statement of Additional Information.

      2. The inclusion of our report dated February 28, 2001 relating to our audits of the financial statements of Variable Account A in the statement of Additional Information.

      3. The incorporation by reference into the Prospectus of our report dated February 2, 2001 relating to our audit of the financial statements of American International Life Assurance Company of New York.

      4. The reference to our firm as experts under the heading "General Information-Independent Accountants" in the Statement of Additional Information.

May 1, 2001


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers, LLP